OrthoPediatrics Corp.   December 2020 Mark Throdahl, CEO Dave Bailey, President    Fred Hite, CFO

Disclaimer Forward‐Looking Statements This presentation includes "forward‐looking statements" within the meaning of U.S. federal securities laws. You can identify forward‐looking statements by the use of words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "could," "believe," "estimate," "project," "target," "predict," "intend," "future," "goals," "potential,” "objective," "would" and other similar expressions. Forward‐looking statements involve risks and uncertainties, many of which are beyond OrthoPediatrics’ control. Important factors could cause actual results to differ materially from those in the forward‐looking statements, including, among others: the risks related to COVID‐19, the impact such pandemic may have on the demand for our products, and our ability to respond to the related challenges; and the risks, uncertainties and factors set forth under "Risk Factors" in OrthoPediatrics’ Annual Report on Form 10‐K filed with the SEC on March 5, 2020, as updated and supplemented by our other SEC reports filed time to time. Forward‐looking statements speak only as of the date they are made. OrthoPediatrics assumes no obligation to update forward‐looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable securities laws. Use of Non‐GAAP Financial Measures This presentation includes the non‐GAAP financial measure of Adjusted EBITDA, which differs from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA in this release represents net loss, plus interest expense, net plus other expense, depreciation and amortization, stock‐based compensation expense, and acquisition related costs. Adjusted EBITDA is presented because the Company believes it is a useful indicator of its operating performance. Management uses the metric as a measure of the Company’s operating performance and for planning purposes, including financial projections. The Company believes this measure is useful to investors as supplemental information because it is frequently used by analysts, investors and other interested parties to evaluate companies in its industry. The Company believes Adjusted EBITDA is useful to its management and investors as a measure of comparative operating performance from period to period. Adjusted EBITDA is a non‐GAAP financial measure and should not be considered as an alternative to, or superior to, net income or loss as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and it should not be construed to imply that the Company’s future results will be unaffected by unusual or non‐recurring items. In addition, the measure is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as debt service requirements, capital expenditures and other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and other potential cash requirements. In evaluating Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same or similar to some of the adjustments in this presentation. The Company’s presentation of Adjusted EBITDA should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using Adjusted EBITDA on a supplemental basis. The Company’s definition of this measure is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation. 2

An Innovation Leader Built to Last Diversified medical device company focused exclusively on pediatric orthopedics Protected market opportunity: $1.4 billion U.S., $3.2 billion globally (2019 estimates) High U.S. procedure concentration: <300 pediatric centers and ~1,400 surgeons Focused call point: pediatric orthopedic surgeons are generalists who can use all OP products Sustainable competitive advantage:   ‐ Broadest pediatric‐specific orthopedic product offering with 35 surgical systems ‐ Strong relationships with pediatric orthopedic surgeons ‐ Deep commitment to non‐commercial clinical education ‐ Sales personnel are a consultative resource who attend surgery Consistent 20+% growth since inception (until 2020) ‐ FY19 revenue of $72.6 million, up 26% Recent Orthex and ApiFix acquisitions give OP proprietary, leading‐edge technology in both  external fixation and non‐fusion scoliosis markets and expand the Company’s total addressable  market Large Market Proprietary Technology Scalable Business 3

Improving Lives of Children and Families

A Company Built on a CAUSE

Cause

Improving the lives of children with orthopedic conditions



Gideon with CMO Peter Armstrong, M.D., c. 1995.
Gideon's drawing of his girlfriend, 2016.

Company Snapshot

- **Treated >188,000 patients since inception**
- **35 surgical systems; ~7,800 SKUs; strong pipeline**
- **6 additional systems from Orthex and ApiFix acquisitions**
- **109 direct employees; 166 focused sales reps[1]**
- **Global sales organization focused on pediatric orthopedic surgeons in 44 countries[1]**
- **82 issued patents; 79 patent applications[2]**
- **Chief Medical Officer is a fellow surgeon**
- **Average FDA approval time: < ½ industry average**
- **History of stable reimbursement**

[1] As of September 30, 2020.
[2] As of September 30, 2020. Totals apply to patents issued to and/or applied by OrthoPediatrics or one of its wholly-owned subsidiaries.

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COVID‐19 Update Procedure trends in the U.S. have improved every month since April                         International recovery lags the U.S. recovery Product development proceeds at normal pace Maintained set investment to support new product launches, including Orthex and ApiFix Committed to no lay‐offs or base reduction salary cuts to all direct employees Committed to no reductions in financial support of important surgical societies               (unlike other industry sponsors) Utilizing DocMatter website to sponsor webinars on pediatric orthopedic care Environment  and  Company  Response 5 Impact on  Financials Record 3Q 2020 sales of $22.2M, up 7% vs prior year, record gross margin and record  positive adjusted EBITDA 3Q 2020 U.S. sales continued strong acceleration, growing 17% year‐over year 3Q 2020 international sales performance improved but continued to lag, declining 34% vs  prior year, despite 26% Agency sales growth vs prior year  Strong Q3 2020 growth in trauma continued to drive domestic sales; encouraging signs of  recovery seen in elective deformity surgeries 4Q 2020 revenue growth expected to be similar to 3Q 2020. Domestic sales growth expected  to accelerate slightly from 3Q; international sales growth expected to be similar

Sales Coverage in the U.S. and 43 Countries United States 76% of 2019  Revenue  36 Independent  Sales Agencies,  most of which are  exclusive* International 24% of 2019  Revenue  9 Independent  Sales Agencies + 40 Stocking  Distributors* OP shifted from hybrid model to 100% indirect in 2016 Sales agencies are independent legal entities that take title to and resell product very rarely Converting to agency model in select markets has significantly increased volumes, ASPs, and gross margin Direct in UK, IRE, AUS, NZ, CAN, BE, NL, IT 6 * Data as of September 2020

Building a Leading Portfolio through Organic Growth and Strategic M&A

Trauma & Deformity

Acquired June'19



Orthex
(External fixation hardware / software)

Launched Sept'19



Next Generation Cannulated Screw Systems

Launched Nov'19



PediFoot
(First pediatric system)

Launched Dec'19



QuickPack™ Bone Void Filler

Launched Mar'20


Screw Placement

Large Fragment Cannulated Screw System

Launching 2020



PediFoot Expansion

Launching 2020 / 2021



Orthex AUS / EMEA

Scoliosis

Launched Feb'19



BandLoc DUO System



Neuromuscular FDA approval Mar'20



RESPONSE™ Neuromuscular System

Acquired Apr'20



ApiFix MID-C System
(Non-fusion technology)

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ApiFix Acquisition 8 Transaction Details In April 2020, OP purchased ApiFix1 for 934,768 shares of common  stock and $2 million in cash paid at closing, plus milestone  payments and an earnout over a period of four years Benefits Expands OP’s Scoliosis business into non‐fusion market, the holy  grail of pediatric scoliosis surgery One of only two non‐fusion technologies approved by the U.S. FDA  and granted pediatric HDE Least invasive, removable system that acts as an internal brace  with motion‐preserving capabilities to avoid permanently limiting  range of motion 90‐minute surgery time, reduced blood loss, hospitalization stay,  recovery time, and complication rates Extremely high sales/dollar of set inventory Strong IP protection: 46 granted patents and 25 patent  applications 1 ApiFix generated $0.5 million of revenue in 2019 ApiFix Procedure Spinal Fusion

Product breadth Surgeon relationships Sales and distribution network Clinical education programs Pediatric brand equity  Reputation with pediatric          orthopedic societies Dynamic culture New Competitors Would Face Formidable Obstacles “The ship has sailed.” Could Anyone Catch Up? 9

$6.7 $9.3 $13.3 $15.8 $18.4 $24.9 $28.8 $34.9 $43.5 $55.1 $0.4 $0.9 $2.8 $3.9 $5.3 $6.1 $8.5 $10.7 $14.1 $17.5 $0.6 $3.0 $7.1 $10.2 $16.1 $19.6 $31.0 $37.3 $45.6 $57.6 $72.6 $72.6* $0 $5 $10 $15 $20 $25 $30 $35 $40 $45 $50 $55 $60 $65 $70 $75 $80 $85 $90 $95 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 FY20E Re ve nu e   ($  in  M ill io ns ) U.S. International Consistent 20+% Revenue Growth Since Inception 10 $23.7 * 2020 post‐COVID consensus

$19.3  $22.5  $26.8  $32.8  $39.7  $49.4  $3.6 $7.4 $9.4 $11.6 $16.7 $21.5 $0.8 $1.1 $1.1 $1.2 $1.2 $1.7 $0 $10 $20 $30 $40 $50 $60 $70 $80 2014 2015 2016 2017 2018 2019 Re ve nu e   ($  in  M ill io ns ) Trauma & Deformity Scoliosis Sports Medicine/Other $35.7  $36.4  $16.6 $14.1 $1.3 $1.7 9M 2019 9M 2020 Category Revenue Summary 11

Income Statement Summary

($ in Millions)

	FY 2016	FY 2017	FY 2018	FY 2019	9M 2019	9M 2020
Revenue	**$37.3**	**$45.6**	**$57.6**	**$72.6**	**$53.6**	**$52.2**
Growth %	*20%*	*22%*	*26%*	*26%*	*25%*	*(3%)*
Gross Profit	$26.4	$34.5	$42.7	$54.6	$40.2	$39.9
Margin %	*71%*	*76%*	*74%*	*75%*	*75%*	*76%*
Operating Expenses	$32.5	$40.9	$52.2	$63.7	$46.2	$53.9
Operating Loss	($6.1)	($6.5)	($9.6)	($9.1)	($6.0)	($14.0)
Net Loss	**($6.6)**	**($8.9)**	**($12.0)**	**($13.7)**	**($8.3)**	**($18.9)**
Net Loss per Share[1]	**($7.14)**	**($5.86)**	**($0.96)**	**($0.94)**	**($0.57)**	**($1.07)**

[1] Net loss per share attributable to common stockholders – basic and diluted

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Revenue Recognition & Inventories  US & 9 Countries OUS use sales agencies (paid commissions), we invoice hospitals for the implants which are used in the surgery Deployed Sets consigned to sales agencies produce no revenue until implants are used Record revenue to international stocking distributors (sets at cost / replenishment with margin) when we fulfill their PO at time of shipment Inventories now stand at 1,000 days: ‐ COVID‐related sales decline has disrupted metrics ‐ Investing in 17 new surgical systems since the IPO ‐ 2020 continued investing for future growth / deploying sets ‐ Converting larger international stocking distributors to sales agencies

Balance Sheet 14 Assets Liabilities Cash & Restricted Cash $89.7 Accounts payable $6.9 Accounts receivable 17.1 Debt 1.2 Inventory (net) 52.0 Accrued expenses 4.8 Other current assets 2.5 All other liabilities 55.7 PP&E (net) 24.3 Paid‐in capital 387.1 Intangibles 122.4 Accumulated deficit (net) (147.8) Total Assets $308.0 Total Liabilities / Equity $308.0 ($ in Millions)  As of September 30, 2020